UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to  240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)     Title of each class of securities to which transaction applies:

     (2)     Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)     Proposed maximum aggregate value of transaction:

     (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount Previously Paid:


     (2)     Form, Schedule or Registration Statement No.:

     (3)     Filing Party:


     (4)     Date Filed:

CUTLER LAW GROUP
Attorneys at Law                                        M. Richard Cutler, Esq.*
3355 West Alabama, Suite 1150                           M Gregory Cutler, Esq.**
Houston, Texas 77098
(713) 888-0040 Tel  (800) 836-0714 Fax           *Admitted in California & Texas
www.cutlerlaw.com                                          **Admitted in Florida
================================================================================

                                October 5, 2010

VIAFACSIMILE AND OVERNIGHT MAIL
-------------------------------

Board of Directors
John B. Wynne, Interim Chief Financial Officer
Charles W. Grinnell, Corporate Secretary
Clean Diesel Technologies, Inc.
Suite 1100, 10 Middle Street
Bridgeport, CT  06604

Gentlemen:

     YOU ARE IN DIRECT VIOLATION OF DELAWARE LAW AND YOUR BYLAWS.

     We are in receipt of your letter dated October 4, 2010 in which you simply refuse to honor the requirements of both Section 220 of the Delaware General Corporation Law and Clean Diesel bylaws by failing to provide The Committee to Restore Stockholder Value and Integrity for Clean Diesel (the "Committee") with your stockholder list and other requested stockholder materials. You do this under the guise that this is not a "proper purpose." Stop playing games with stockholders.

     You are FULLY aware from filings with the US Securities and Exchange Commission that the Committee is seeking to replace the existing Board of Directors of Clean Diesel in view of numerous detailed conflicts of interests, breach of fiduciary duties and other failings. Both those filings and previous correspondence to you advises that the Committee is seeking to hold a Special Meeting to complete those purposes. The fact that you have refused to schedule a meeting hardly makes this demand fail the "proper purpose" The Committee is entitled to the list even if the ONLY purpose is to determine which stockholders are available to DEMAND a meeting. The purpose stated in the Demand Letter is "to proceed with the Committee's intended proxy solicitation to elect directors and remove existing directors." There is absolutely no requirement that a Special Meeting be previously scheduled.

     Please be advised that we have advised the US Securities and Exchange Commission of your failure to produce the required stockholder list(s) and other materials, as well as schedule the Special Meeting As I'm sure you are aware, they are monitoring your activities in connection with this proxy solicitation and the scheduled annual meeting.

     YOU HAVE 24 HOURS TO PRODUCE THE STOCKHOLDER LIST, LIST OF NON-OBJECTING BENEFICIAL OWNERS, DTC SHEET LISTING, ANY OTHER STOCKHOLDER TRANSFER RECORDS, ISSUANCE RECORDS, TRANSFER AGENT AGREEMENTS AND COMMUNICATIONS, AND ANY OTHER RELATED STOCKHOLDER MATERIALS.

     In the event you fail to do so, be advised the Committee will immediately involve appropriate Delaware courts to seek to force you to (i) produce the stockholder list and other requested stockholder materials and (ii) schedule an appropriate Special Meeting in which are nominees will be elected and you and the rest of the board will be removed.

     If you are advised by counsel, please advise the undersigned immediately.

     We fully expect compliance in 24 hours.  Govern yourself accordingly.

                              Regards,

                              /s/ M. Richard Cutler, Esq.

                              M. Richard Cutler, Esq.

cc:     David Duchovny, US Securities and Exchange Commission

















THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL IS PROVIDING THE FOREGOING INFORMATION TO STOCKHOLDERS PRIOR TO FILING OF A DEFINITIVE PROXY STATEMENT PURSUANT TO RULE 14A-12. WE ARE NOT CURRENTLY ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY AT THIS TIME.

INFORMATION WITH RESPECT TO THE IDENTITY OF THE MEMBERS OF THE COMMITTEE WHO PARTICIPATE IN THE SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, CAN BE FOUND ON THE WEBSITE OF THE COMMITTEE AT WWW.RESTORECLEANDIESEL.COM.
   ---------------------------

THE COMMITTEE'S DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ PRIOR TO DELIVERING ANY PROXY. ONCE FILED, THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIALS MAY BE VIEWED FOR FREE AT HTTP://WWW.SEC.GOV/CGI-BIN/BROWSE-EDGAR?ACTION=GETCOMPANY&CIK=0000949428
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